Exhibit 99.1

Teradyne Reports Fourth Quarter and Fiscal Year 2017 Results, Increases Capital Return Program

•	Full year 2017 sales up 22% from 2016

•	Universal Robots 2017 sales up 72% from 2016

•	Quarterly dividend increased 29% to $0.09 beginning Q1’18

•	Expect to repurchase $750 million in shares in 2018 as part of a new $1.5 billion share repurchase program

	Q4’17	Q4’16	Q3’17	FY 2017	FY 2016
Orders (mil)	$560	$628	$410	$2,026	$1,867
Revenue (mil)	$479	$380	$503	$2,137	$1,753
GAAP EPS	($0.54)	$0.33	$0.52	$1.28	($0.21)
Non-GAAP EPS	$0.46	$0.32	$0.54	$2.34	$1.51

NORTH READING, Mass. – January 24, 2018 – Teradyne, Inc. (NYSE: TER) reported revenue of $479 million for the fourth quarter of 2017 of which $317 million was in Semiconductor Test, $80 million in System Test, $54 million in Industrial Automation, and $28 million in Wireless Test. GAAP net loss for the fourth quarter was ($105.9) million or ($0.54) per share. GAAP results include a $184 million discrete tax charge related to the impact of U.S. tax policy changes1. On a non-GAAP basis, Teradyne’s net income in the fourth quarter was $91.4 million, or $0.46 per diluted share, which excluded acquired intangible asset amortization, pension actuarial gains, restructuring and other charges, non-cash convertible debt interest, discrete income tax adjustments, and included the related tax impact on non-GAAP adjustments.

Orders in the fourth quarter of 2017 were $560 million of which $410 million were in Semiconductor Test, $69 million in System Test, $56 million in Industrial Automation, and $24 million in Wireless Test.

“The fourth quarter capped off a great 2017 at Teradyne. In Q4, Semi Test sales were up 17% compared to Q4 of 2016 and up 22% for the full year,” said CEO and President Mark Jagiela. “Universal Robots Q4 sales grew 61% from Q4’16 and 72% for the full year driven by increased awareness of the economic advantages of our cobots for an expanded range of applications. Overall, the total company grew 22% in sales and 55% in non-GAAP EPS in 2017.”

“Turning to 2018, at the mid-point of our Q1 revenue guidance, we see 4% growth over Q1 of 2017. Our view of the 2018 Semi Test market outlook has also strengthened slightly since our October estimate. We expect the annual tooling cycle around mobility, and the corresponding revenue, to be shifted about 4 weeks later in 2018. On the capital allocation front, the combination of a strong business outlook and U.S. tax reform support our plan to raise our quarterly dividend by 29% to $0.09 cents per share and initiate a $1.5 billion share repurchase program with expected repurchases of $750 million in 2018.”

Teradyne’s Board of Directors approved the share repurchase program authorizing the Company to repurchase up to $1.5 billion of its common stock through open market purchases or private transactions. The $1.5 billion authorization replaces the Company’s existing $500 million repurchase authorization announced in December 2016.

Teradyne’s Board of Directors declared a quarterly cash dividend of $0.09 per share, payable on March 23, 2018 to shareholders of record as of the close of business on February 23, 2018.

Guidance for the first quarter of 2018 is revenue of $460 million to $490 million, with GAAP net income of $0.32 to $0.39 per diluted share and non-GAAP net income of $0.38 to $0.45 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest, restructuring and other charges and includes the related tax impact on non-GAAP adjustments.

[1]	Amount represents the estimated impact of the Tax Cuts and Jobs Act, which may change as additional guidance and information become available.

Webcast

A conference call to discuss the fourth quarter results, along with management’s business outlook, will follow at 10 a.m. ET, Thursday, January 25. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 10 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, goodwill impairment, acquired intangible assets impairment, and restructuring and other. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations and non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes pension actuarial gains and losses. GAAP requires that these items be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of automation equipment for test and industrial applications. Teradyne Automatic Test Equipment (ATE) is used to test semiconductors, wireless products, data storage and complex electronic systems, which serve consumer, communications, industrial and government customers. Our Industrial Automation products include collaborative robots used by global manufacturing and light industrial customers to improve quality and increase manufacturing efficiency. In 2017, Teradyne had revenue of $2.14 billion and currently employs approximately 4,500 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, use of proceeds and potential dilution from the senior convertible notes offering, potential borrowings under a senior secured credit facility, and the impact of the U.S. tax reform law. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, availability of, or borrowing under, the credit facility, or the impact of the U.S. tax reform law. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time. Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, payment of the senior convertible notes or borrowings under the credit facility to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates;

decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow Universal Robots’ business; increased research and development spending; deterioration of Teradyne’s financial condition; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend, the repurchase of common stock or borrowing under the credit facility is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Quarterly Report on Form 10-Q for the period ended October 1, 2017. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2017

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	December 31, 2017	October 1, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net revenues	$479,415	$503,378	$379,989	$2,136,606	$1,753,250
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1) (2)	206,480	208,592	160,983	912,734	793,683

Gross profit	272,935	294,786	219,006	1,223,872	959,567

Operating expenses:
Selling and administrative (1)	88,006	86,244	76,289	348,287	315,682
Engineering and development (1)	70,564	77,190	70,052	305,665	291,025
Acquired intangible assets amortization	7,384	7,028	7,923	30,530	52,648
Restructuring and other (3)	8,970	(4,407)	5,570	9,362	21,942
Goodwill impairment (4)	—	—	—	—	254,946
Acquired intangible assets impairment (4)	—	—	—	—	83,339

Operating expenses	174,924	166,055	159,834	693,844	1,019,582

Income (loss) from operations	98,011	128,731	59,172	530,028	(60,015)

Interest and other (5)	73	(1,294)	(288)	(5,616)	4,955

Income (loss) before income taxes	98,084	127,437	58,884	524,412	(55,060)

Income tax provision (benefit) (6)	204,007	24,017	(7,461)	266,720	(11,639)

Net (loss) income	$(105,923)	$103,420	$66,345	$257,692	$(43,421)

Net (loss) income per common share:
Basic	$(0.54)	$0.52	$0.33	$1.30	$(0.21)

Diluted	$(0.54)	$0.52	$0.33	$1.28	$(0.21)

Weighted average common shares — basic	196,010	197,485	200,810	198,069	202,578

Weighted average common shares — diluted (7)	196,010	200,775	202,947	201,641	202,578

Cash dividend declared per common share	$0.07	$0.07	$0.06	$0.28	$0.24

Net orders	$559,869	$410,229	$628,284	$2,026,436	$1,867,146

(1) Pension actuarial (gains) losses included in our operating results were as follows:
	Quarter Ended			Twelve Months Ended
	December 31, 2017	October 1, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Cost of revenues	$(2,088)	$—	$(774)	$(2,752)	$(1,025)
Engineering and development	(1,710)	—	(725)	(2,456)	(1,234)
Selling and administrative	12	—	(502)	(1,082)	(944)

	$(3,786)	$—	$(2,001)	$(6,290)	$(3,203)

(2) Cost of revenues includes:
	Quarter Ended			Twelve Months Ended
	December 31, 2017	October 1, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Provision for excess and obsolete inventory	$1,690	$1,859	$2,345	$8,844	$17,493
Sale of previously written down inventory	(1,048)	(3,121)	(1,924)	(7,451)	(10,037)

	$642	$(1,262)	$421	$1,393	$7,456

(3) Restructuring and other consists of:
	Quarter Ended			Twelve Months Ended
	December 31, 2017	October 1, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Contingent consideration fair value adjustment	$5,973	$(286)	$5,445	$7,820	$15,896
Employee severance	1,801	581	125	3,754	6,046
Impairment of fixed assets	1,124	—	—	1,124	—
Facility related	72	(393)	—	973	—
Property insurance recovery	—	(5,064)	—	(5,064)	(5,363)
Expenses and impairment of fixed assets related to Japan earthquake	—	755	—	755	5,363

	$8,970	$(4,407)	$5,570	$9,362	$21,942

(4) Goodwill and acquired intangible assets impairment related to Teradyne’s Wireless Test business segment.

(5) Interest and other includes:
	Quarter Ended			Twelve Months Ended
	December 31, 2017	October 1, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Non-cash convertible debt interest expense	$3,166	$3,127	$642	$12,431	$642

(6)	For the quarter and twelve months ended December 31, 2017, income tax provision includes an expense of $184 million related to the estimated impact of U.S. tax policy changes.

(7)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarter ended October 1, 2017 and the twelve months ended December 31, 2017, 1.1 million and 1.3 million shares, respectively, have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$429,843	$307,884
Marketable securities	1,347,979	871,024
Accounts receivable, net	272,783	192,444
Inventories, net	107,525	135,958
Prepayments and other current assets	112,151	116,493

Total current assets	2,270,281	1,623,803

Property, plant and equipment, net	268,447	253,821
Marketable securities	125,926	433,843
Deferred tax assets	84,026	107,405
Retirement plans assets	17,491	7,712
Other assets	12,275	12,165
Acquired intangible assets, net	79,088	100,401
Goodwill	252,011	223,343

Total assets	$3,109,545	$2,762,493

Liabilities
Accounts payable	$86,393	$95,362
Accrued employees’ compensation and withholdings	141,694	109,944
Deferred revenue and customer advances	83,614	84,478
Other accrued liabilities	59,083	51,382
Contingent consideration	24,497	1,050
Income taxes payable	59,055	30,480

Total current liabilities	454,336	372,696

Retirement plans liabilities	119,776	106,938
Long-term deferred revenue and customer advances	30,127	23,463
Long-term contingent consideration	20,605	37,282
Deferred tax liabilities	6,720	12,144
Long-term other accrued liabilities	10,273	28,642
Long-term income taxes payable	148,075	—
Long-term debt	365,987	352,669

Total liabilities	1,155,899	933,834

Shareholders’ equity	1,953,646	1,828,659

Total liabilities and shareholders’ equity	$3,109,545	$2,762,493

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Net (loss) income	$(105,923)	$66,345	$257,692	$(43,421)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	16,879	16,345	66,122	64,782
Amortization	9,640	8,952	41,953	55,227
Stock-based compensation	8,477	7,738	34,097	30,750
Contingent consideration fair value adjustment	5,973	5,445	7,820	15,896
Provision for excess and obsolete inventory	1,690	2,345	8,844	17,493
Retirement plans actuarial gains	(3,786)	(2,001)	(6,290)	(3,203)
Deferred taxes	37,784	(20,368)	37,105	(62,936)
Property insurance recovery	—	—	(4,309)	—
Tax benefit related to employee stock compensation awards	—	(2,799)	—	(6,198)
Goodwill impairment	—	—	—	254,946
Acquired intangible assets impairment	—	—	—	83,339
Other	(165)	(597)	266	(448)

Changes in operating assets and liabilities:
Accounts receivable	(4,961)	(27,955)	(80,584)	18,325
Inventories	21,190	(14,338)	44,960	34,263
Prepayments and other assets	(5,108)	(5,924)	2,254	(19,194)
Accounts payable and accrued expenses	42,350	46,404	47,648	6,820
Deferred revenue and customer advances	(29,551)	(57,014)	4,984	(3,634)
Retirement plans contributions	(1,044)	(173)	(5,902)	(6,044)
Income taxes	154,027	14,207	169,835	18,434

Net cash provided by operating activities	147,472	36,612	626,495	455,197

Cash flows from investing activities:
Purchases of property, plant and equipment	(32,128)	(19,020)	(105,375)	(85,272)
Purchases of available-for-sale marketable securities	(355,394)	(780,430)	(1,391,917)	(1,656,267)
Proceeds from sales of available-for-sale marketable securities	84,577	386,050	527,746	852,794
Proceeds from maturities of available-for-sale marketable securities	228,426	41,070	701,681	243,232
Proceeds from property insurance	—	—	5,064	5,051

Net cash used for investing activities	(74,519)	(372,330)	(262,801)	(640,462)

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	31	388	24,493	20,473
Repurchase of common stock	(48,482)	(61,239)	(200,304)	(146,331)
Dividend payments	(13,717)	(12,071)	(55,447)	(48,619)
Payments related to net settlement of employee stock compensation awards	(297)	(169)	(12,881)	(9,398)
Proceeds from long-term debt, net	—	417,818	—	417,818
Tax benefit related to employee stock compensation awards	—	2,799	—	6,198
Payments of contingent consideration	—	—	(1,050)	(11,697)

Net cash (used for) provided by financing activities	(62,465)	347,526	(245,189)	228,444

Effects of exchange rate changes on cash and cash equivalents	678	(1,861)	3,454	—

Increase in cash and cash equivalents	11,166	9,947	121,959	43,179
Cash and cash equivalents at beginning of period	418,677	297,937	307,884	264,705

Cash and cash equivalents at end of period	$429,843	$307,884	$429,843	$307,884

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	December 31, 2017	% of Net Revenues			October 1, 2017	% of Net Revenues			December 31, 2016	% of Net Revenues
Net revenues	$479.4				$503.4				$380.0

Gross profit - GAAP	$272.9	56.9%			$294.8	58.6%			$219.0	57.6%
Pension mark-to-market adjustment (1)	(2.1)	-0.4%			—	—			(0.8)	-0.2%

Gross profit - non-GAAP	$270.8	56.5%			$294.8	58.6%			$218.2	57.4%

Income from operations - GAAP	$98.0	20.4%			$128.7	25.6%			$59.2	15.6%
Acquired intangible assets amortization	7.4	1.5%			7.0	1.4%			7.9	2.1%
Restructuring and other (2)	9.0	1.9%			(4.4)	-0.9%			5.6	1.5%
Pension mark-to-market adjustment (1)	(3.8)	-0.8%			—	—			(2.0)	-0.5%

Income from operations - non-GAAP	$110.6	23.1%			$131.3	26.1%			$70.7	18.6%

			Net (Loss) Income per Common Share				Net Income per Common Share				Net Income per Common Share
	December 31, 2017	% of Net Revenues	Basic	Diluted	October 1, 2017	% of Net Revenues	Basic	Diluted	December 31, 2016	% of Net Revenues	Basic	Diluted
Net (loss) income - GAAP	$(105.9)	-22.1%	$(0.54)	$(0.54)	$103.4	20.5%	$0.52	$0.52	$66.3	17.4%	$0.33	$0.33
Acquired intangible assets amortization	7.4	1.5%	0.04	0.04	7.0	1.4%	0.04	0.04	7.9	2.1%	0.04	0.04
Interest and other (3)	3.2	0.7%	0.02	0.02	3.1	0.6%	0.02	0.02	0.6	0.2%	0.00	0.00
Restructuring and other (2)	9.0	1.9%	0.05	0.05	(4.4)	-0.9%	(0.02)	(0.02)	5.6	1.5%	0.03	0.03
Pension mark-to-market adjustment (1)	(3.8)	-0.8%	(0.02)	(0.02)	—	—	—	—	(2.0)	-0.5%	(0.01)	(0.01)
Exclude discrete tax adjustments (4)	184.4	38.5%	0.94	0.93	0.3	0.1%	0.00	0.00	(16.2)	-4.3%	(0.08)	(0.08)
Non-GAAP tax adjustments (5)	(2.9)	-0.6%	(0.01)	(0.01)	(1.7)	-0.3%	(0.01)	(0.01)	2.4	0.6%	0.01	0.01

Net income - non-GAAP	$91.4	19.1%	$0.47	$0.46	$107.7	21.4%	$0.55	$0.54	$64.6	17.0%	$0.32	$0.32

GAAP and non-GAAP weighted average common shares - basic	196.0				197.5				200.8
GAAP weighted average common shares - diluted	196.0				200.8				202.9
Include dilutive shares	3.0				—				—
Exclude dilutive shares from convertible note	—				(1.1)				—

Non-GAAP weighted average common shares - diluted	199.0				199.7				202.9

(1) Actuarial gains recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(2) Restructuring and other consists of:
	Quarter Ended
	December 31, 2017				October 1, 2017				December 31, 2016
Contingent consideration fair value adjustment	$6.0				$(0.3)				$5.4
Employee severance	1.8				0.6				0.1
Impairment of fixed assets	1.1				—				—
Facility related	0.1				(0.4)				—
Property insurance recovery	—				(5.1)				—
Expenses and Impairment of fixed assets related to Japan earthquake	—				0.8				—

	$9.0				$(4.4)				$5.6

(3) For the quarters ended December 31, 2017, October 1, 2017 and December 31, 2016, interest and other included non-cash convertible debt interest expense.

(4)   For the quarters ended December 31, 2017, October 1, 2017 and December 31, 2016, adjustment to exclude discrete income tax items. For the quarter December 31, 2017, adjustment to treat the $184 million expense related to the estimated impact of U.S. tax policy changes as a discrete item. For the quarter ended December 31, 2016, adjustment to treat Wireless Test business segment goodwill and intangible assets impairments as discrete tax items.

(5) For periods after December 31, 2016, the non-GAAP annual effective tax rate is based on a with and without calculation with respect to non-GAAP reconciling items.

	Twelve Months Ended
	December 31, 2017	% of Net Revenues			December 31, 2016	% of Net Revenues
Net Revenues	$2,136.6				$1,753.3

Gross profit - GAAP	$1,223.9	57.3%			$959.6	54.7%
Pension mark-to-market adjustment (1)	(2.8)	-0.1%			(1.0)	-0.1%

Gross profit - non-GAAP	$1,221.1	57.2%			$958.6	54.7%

Income (loss) from operations - GAAP	$530.0	24.8%			$(60.0)	-3.4%
Acquired intangible assets amortization	30.5	1.4%			52.6	3.0%
Restructuring and other (2)	9.4	0.4%			21.9	1.2%
Pension mark-to-market adjustment (1)	(6.3)	-0.3%			(3.2)	-0.2%
Goodwill impairment (3)	—	—			254.9	14.5%
Acquired intangible assets impairment (3)	—	—			83.3	4.8%

Income from operations - non-GAAP	$563.6	26.4%			$349.5	19.9%

			Net Income per Common Share				Net (Loss) Income per Common Share
	December 31, 2017	% of Net Revenues	Basic	Diluted	December 31, 2016	% of Net Revenues	Basic	Diluted
Net income (loss) - GAAP	$257.7	12.1%	$1.30	$1.28	$(43.4)	-2.5%	$(0.21)	$(0.21)
Acquired intangible assets amortization	30.5	1.4%	0.15	0.15	52.6	3.0%	0.26	0.26
Interest and other (4)	12.4	0.6%	0.06	0.06	0.6	0.0%	0.00	0.00
Restructuring and other (2)	9.4	0.4%	0.05	0.05	21.9	1.2%	0.11	0.11
Pension mark-to-market adjustment (1)	(6.3)	-0.3%	(0.03)	(0.03)	(3.2)	-0.2%	(0.02)	(0.02)
Goodwill impairment (3)	—	—	—	—	254.9	14.5%	1.26	1.25
Acquired intangible assets impairment (3)	—	—	—	—	83.3	4.8%	0.41	0.41
Exclude discrete tax adjustments (5)	178.3	8.3%	0.90	0.89	(4.5)	-0.3%	(0.02)	(0.02)
Non-GAAP tax adjustments (6)	(12.8)	-0.6%	(0.06)	(0.06)	(53.3)	-3.0%	(0.26)	(0.26)

Net income — non-GAAP	$469.2	22.0%	$2.37	$2.34	$308.9	17.6%	$1.52	$1.51

GAAP and non-GAAP weighted average common shares — basic	198.1				202.6
GAAP weighted average common shares — diluted	201.6				202.6
Exclude dilutive shares from convertible note	(1.3)				—
Include dilutive shares	—				1.8

Non-GAAP weighted average common shares — diluted	200.3				204.4

(1) Actuarial gains recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(2) Restructuring and other consists of:

	Twelve Months Ended
	December 31, 2017	December 31, 2016
Contingent consideration fair value adjustment	$7.8	$15.9
Employee severance	3.8	6.0
Impairment of fixed assets	1.1	—
Facility related	1.0	—
Expenses and impairment of fixed assets related to Japan earthquake	0.8	5.4
Property insurance recovery	(5.1)	(5.4)

	$9.4	$21.9

(3)	Goodwill and acquired intangible assets impairment related to Teradyne’s Wireless Test business segment.

(4)	For the twelve months ended December 31, 2017 and December 31, 2016, interest and other included non-cash convertible debt interest expense.

(5)	For the twelve months ended December 31, 2017 and December 31, 2016, adjustment to exclude discrete income tax items. For the twelve months ended December 31, 2017, adjustment to treat the $184 million expense related to the estimated impact of U.S. tax policy changes as a discrete item. For the twelve months ended December 31, 2016, adjustment to treat Wireless Test business segment goodwill and intangible assets impairments as discrete tax items.

(6)	For periods after December 31, 2016, the non-GAAP annual effective tax rate is based on a with and without calculation with respect to non-GAAP reconciling items.

GAAP to Non-GAAP Reconciliation of First Quarter 2018 guidance:

GAAP and non-GAAP first quarter revenue guidance:	$460 million	to	$490 million
GAAP net income per diluted share	$0.32		$0.39
Exclude acquired intangible assets amortization	0.04		0.04
Exclude non-cash convertible debt interest	0.02		0.02
Exclude restructuring and other charges	0.02		0.02
Non-GAAP tax adjustment	(0.01)		(0.01)

Non-GAAP net income per diluted share	$0.38		$0.45

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

              Andy Blanchard 978-370-2425

              Vice President of Corporate Relations